EX-FILING FEES

Calculation of Filing Fee Tables

424(b)(3)
(Form Type)

Ford Motor Credit Company LLC
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Medium-Term Notes Due Nine Months or More from the Date of Issue — Series B	Rule 457(r)	$10,000,000,000(1)	100%(2)	$10,000,000,000	$147.60 per $1,000,000	$1,476,000(1)
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$10,000,000,000(1)		$1,476,000(1)
	Total Fees Previously Paid							-
	Total Fee Offsets							$480,509.93
	Net Fee Due							$995,490.07(1)

(1)        The $10,000,000,000 (or the equivalent in other currencies) of Medium-Term Notes Due Nine Months or More from the Date of Issue — Series B offered under this Prospectus Supplement is shared with Ford Motor Credit Company LLC’s Euro Medium-Term Notes Due Nine Months or More from the Date of Issue, offered under the Prospectus Supplement dated February 7, 2024. The offering amount will decrease to the extent of securities sold under the Euro Medium-Term Notes Due Nine Months or More from the Date of Issue program. The registration fee for the entire $10,000,000,000 is being paid herewith.

(2)        Estimated solely for the purposes of determining the amount of the registration fees.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Ford Motor Credit Company LLC	424(b)(3)	333-253293	February 26, 2021		$480,509.93 (1)	Debt	Medium-Term Notes Due Nine Months or More from the Date of Issue — Series B Euro Medium-Term Notes Due Nine Months or More from Date of Issue	$4,404,307,340.84 (1)	$4,404,307,340.84 (1)
Fee Offset Sources	Ford Motor Credit Company LLC	424(b)(3)	333-253293		February 26, 2021						$480,509.93

(1)        Pursuant to Rule 457(p) , $480,509.93 of previously paid filing fees related to $4,404,307,340.84 in aggregate principal amount of unsold securities previously registered pursuant to a Prospectus Supplement filed under Rule 424(b)(3) on February 26, 2021, supplementing the Prospectus filed as part of Registration Statement No. 333-253293 filed on February 19, 2021, may be used to offset against subsequent filing fees for securities registered in this Prospectus Supplement.

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